The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA










June 8, 2006



SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by the
American Depositary
Receipts each
representing twenty (20)
Ordinary Shares of
Atlas Pacific Limited
(Form F6 File No. 3384216)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Atlas South Sea Pearl Limited of twenty
(20) ordinary shares represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Atlas
Pacific Limited.

The Prospectus has been revised to reflect the new name from Atlas Pacific Limited to Atlas South Sea Pearl Limited:

 EFFECTIVE June 8, 2006, THE COMPANYS
NAME CHANGED FROM ATLAS PACIFIC
LIMITED TO ATLAS SOUTH SEA PEARL
LIMITED.

Please contact me with any questions or
comments at 212 8158365

Vinu Kurian
Vice President
The Bank of New York  ADR Division



Encl.CC: Paul Dudek, Esq. (Office of
International Corporate Finance)